AMENDMENT NUMBER 1

Prospect Review Noncompetition And Confidentiality Agreement
East Slope Project

WHEREAS, Chet Pohle, Brian Hirst, Randall T. Metz, Daybreak Mines (Robert Martin), Cal-Star Energy Inc. and Canadian Energy Capital, Inc. (Hans Heumann) and their assigns desire to modify the Area of Mutual Interest previously described in that certain Prospect Review Noncompetition And Confidentiality Agreement, East Slope Project, dated May 13, 2005;

THEREFORE, the Area of Mutual Interest shall be modified to include the following lands:
Sections 4, 5, 6, 7, 8, and 9 T.29S., R.29E., M.D.B.& M., Kern County, California.

All other terms of the Prospect Review Noncompetition And Confidentiality Agreement, East Slope Project, dated May 13, 2005 shall remain in effect.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on this 27th day of September, 2005.

Chet Pohle

Brian Hirst

Randall T. Metz

Daybreak Mines, Inc. By Robert Martin, It's President

Cal-Star Energy, Inc. and Canadian Energy Capital, Inc.
By Hans Heumann, It's President

Schedule 4

East Slopes Area of Kern County, California AMI

